                                                                                             Exhibit 12
STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                        Three Months Ended
                                                                                            March 31,
                                                                                       ---------------------
                                                                                        2003           2002
Income from continuing operatioms before income taxes and
  minority interest                                                                   $  3.4         $ 44.0

Less:  Equity in earnings of and interest earned from investments
 in unconcolidated affiliates                                                            2.6            5.7
                                                                                     -------        -------
Income (loss) from continuing operations before
 income taxes (benefit), minority interest and
 equity in earnings of and interest earned from
 investments in unconsolidated affiliates                                                0.8           38.3
                                                                                     -------        -------
Add: Interest earned from investments in unconsolidated affiliates                       1.0            1.4
Add: Distributed earnings                                                                3.3           13.6
Less: Equity in earnings (losses) of venture capital investments                        23.9           (5.0)
                                                                                     -------        -------
Income (loss) from continuing operations before
 income taxes (benefit), minority interest and
 equity in earnings of unconsolidated affiliates                                       (18.8)          58.2
                                                                                     =======        =======
Fixed Charges:
Interest expense                                                                         9.8            7.7
Stock purchase contract adjustment payments                                              2.0
Rental expense                                                                           0.7            0.7
                                                                                     -------        -------
Total fixed charges                                                                     12.5            8.4
                                                                                     =======        =======
Income (loss) from continuing operations before
 income taxes (benefit), minority interest and
 equity in earnings of investments in unconsolidated affiliates
 plus fixed charges                                                                   $ (6.4)        $ 66.6
                                                                                     =======        =======
Ratio of earnings to fixed charges (a)                                                     -            7.9
                                                                                     =======        =======
SUPPLEMENTAL RATIO - ratio of earnings to fixed charges
inclusive of interest credited on policyholder contract balances:

Income from continuing operations before income taxes and
 minority interest                                                                     $ 3.4         $ 44.0

Less:  Equity in earnings of and interest earned from investments
 in unconcolidated affiliates                                                            2.6            5.7
                                                                                     -------        -------
Income (loss) from continuing operations before
 income taxes (benefit), minority interest and
 equity in earnings of and interest earned from
 investments in unconsolidated affiliates                                                0.8           38.3
                                                                                     -------        -------
Add: Interest earned from investments in unconsolidated affiliates                       1.0            1.4
Add: Distributed earnings                                                                3.3           13.6
Less: Equity in earnings (losses) of venture capital investments                        23.9           (5.0)
                                                                                     -------        -------
Adjusted income (loss) from continuing operations before
 income taxes (benefit), minority interest and
 equity in earnings of unconsolidated affiliates                                       (18.8)          58.2
                                                                                     =======        =======
Fixed Charges:
Interest expense                                                                         9.8            7.7
Stock purchase contract adjustment payments                                              2.0
Rental expense                                                                           0.7            0.7
Interest credited on policyholder contract balances                                     52.7           37.6
                                                                                     -------        -------
Total fixed charges                                                                     65.1           46.0
                                                                                     =======        =======
Adjusted income from continuing operations before
 income taxes (benefit), minority interest and
 equity in earnings of investments in unconsolidated affiliates
 plus fixed charges                                                                   $ 46.3         $104.2
                                                                                     =======        =======
Ratio of earnings to fixed charges including interest
credited on policyholder contract balances (b)                                          0.7            2.3
                                                                                     =======        =======

For purposes of computing these ratios, earnings consist of income from continuing operations before income taxes (benefit), minority interest and equity in earnings of investments in unconsolidated affiliates plus the distributed income of equity investees and fixed charges. Fixed charges consist of interest expense, contract adjustment payments and an imputed interest component for rental expense.

(a)  Due to our loss during the 2003 quarter, the ratio coverage for that period was less than 1:1. We would need $18.8 million in additional earnings during the 2003 quarter in order to achieve a 1:1 coverage ratio.

(b)  Due to our loss during the 2003 quarter, the ratio coverage, including interest credited on policyholder contract balances, for that period was less than 1:1. We would need $18.8 million in additional earnings during the 2003 quarter, respectively, in order to achieve a 1:1 coverage ratio.